Exhibit 99.1

Lime Energy Sells ESCO Services Business Unit to PowerSecure

Focusing on Next-Generation Utility Energy Efficiency Programs

March 1st, 2013: Huntersville, NC: Lime Energy Co. (NASDAQ: LIME) announced today that Lime has sold certain assets of its wholly owned subsidiary, Lime Energy Service Company, constituting its energy service companies (ESCO) subcontracting business to PowerSecure, Inc. a subsidiary of PowerSecure International, Inc. (NASDAQ:POWR) for approximately $1.9 million in cash.  PowerSecure also will assume approximately $9.9 million of net liabilities related to existing projects, resulting in an effective purchase price of approximately $11.8 million.

Lime Energy, a leading provider of energy efficiency solutions for utilities, completed this sale as part of its increased focus on utility direct install programs, the fastest growing segment of the energy efficiency space.   This sale reinforces Lime’s commitment to serving its growing list of utility clients, and to dedicate the corporate resources necessary to maintain its track record of exceeding program savings goals and delivering customer satisfaction.

“I believe that our proven success in the utility program space creates the potential for a high-growth, high-margin and less capital intensive business for Lime Energy moving forward,” said John O’Rourke, President and CEO of Lime Energy. “PowerSecure is an ideal home for our ESCO services business and we are thrilled to see it continue with a North Carolina based company.”

“Lime is committed to helping our utility clients to engage their small business customers with innovative efficiency solutions,” stated Adam Procell, Senior Vice President of Utility Programs for Lime. “Reports released last month by ACEEE and Lawrence Berkeley National Laboratory demonstrate the need for utilities to do more for these customers than they have in the past — Lime’s delivery model and mix of expertise provides utilities with a cost-effective means of accomplishing this goal.”

With nine active small business direct install programs for utilities, Lime is leading the way in this market, having delivered over $100 million in incentives and 405,000 MWh to utility small business customers in the past three years alone.

About Lime Energy Co

Lime Energy is building a new energy future.  As a leading national provider of energy efficiency for small business customers, Lime designs and implements direct install programs for our utility clients which consistently exceed program savings goals.  Our award-winning, integrated services programs provide utilities with reliable energy efficiency resources while delivering the highest levels of customer satisfaction.  This next generation approach is helping utilities across the country to go deeper and broader with the cheapest, cleanest and fastest energy resource that we have — energy efficiency.

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Lime Energy’s current expectations about its future results, performance, prospects and opportunities. Lime Energy has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “potential,” “hope,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” or similar expressions. These forward-looking statements are based on information currently available to Lime Energy and are subject to a number of risks, uncertainties and other factors that could cause Lime Energy’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward- looking statements. These risks include our ability to continue to grow and expand our utilities business and those described in Lime Energy’s most recent Annual Report on Form 10-K or as may be described from time to time in Lime Energy’s subsequent SEC filings; such factors are incorporated here by reference.

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Contacts:

Investor Relations

Ashley Conger

(704)892-4442

aconger@lime-energy.com